Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-43531 and 333-129898) pertaining to the Community West Bancshares 1997 Stock Option Plan of our report dated March 17, 2006, with respect to the consolidated financial statements of Community West Bancshares included in this Annual Report on Form 10-K for the year ended December 31, 2005.



Los Angeles, California
March 23, 2006